Filed with the Securities and Exchange Commission on June 29, 1999.

                            Registration No.333-81513

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3/A

                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   XCEED INC.
             (Exact name of registrant as specified in its charter)

                  488 Madison Avenue, New York, New York 10022
                                 (212) 753-5511
   (Address and telephone number of registrant's principal executive offices)

         New York                     3398               13-3006788
(State or other jurisdiction   (Standard Industrial     (IRS Employer
       of incorporation)        Classification Code)     I.D. Number)

                             Werner Haase, President
                                  X-ceed, Inc.
                  488 Madison Avenue, New York, New York 10022
                                 (212) 753-5511
            (Name, address and telephone number of agent for service)

         Copies of all              Richard J. Blumberg, Esq.
         communications to:         McLaughlin & Stern, LLP
                                    260 Madison Avenue
                                    New York, New York  10016
                                    (212) 448-1100

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement depending on market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] ___

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__] ___

                         Calculation of Registration Fee
     Title of each                                       Proposed                Proposed
       class of                Amount to be              maximum                  maximum                Amount of
   securities to be             registered            offering price        aggregate offering          registration
      registered                                         per unit                  price                    fee

     Common Stock             136,122 shares              $20.00                $2,722,440               $756.85(1)
       par value
    $.01 per share

         (1) Estimated for purposes of this filing pursuant to Rule 457(c) based upon the average of the closing bid and asked prices on June 23, 1999.

PROSPECTUS


                                   XCEED INC.

            136,122 Shares of Common Stock, Par Value $.01 per Share


                  This prospectus relates to the public offering of 136,122 shares of our common stock by three shareholders (the "Selling Shareholders"). See "Selling Shareholders." This prospectus does not relate to the sale or issuance by us of any securities. We will pay all expenses of Registration in connection with this offering, but the selling shareholder will pay all selling commissions, brokerage fees and related expenses.

                  Our common stock is traded on the NASDAQ National Market under the symbol "XCED." The closing bid price for the common stock was $21.937 on June 23, 1999.

                  We urge you to carefully read the "Risk Factors" beginning on page 9 before you make an investment decision.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION. PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is June ____, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

                  We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549 or at its regional public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operations and locations of the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                  This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information that can be found in the registration statement or in the exhibits to the registration statement. You should read the registration statement and its exhibits for a complete understanding of all of the information included in the registration statement.

                  The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference becomes part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the Securities and Exchange
Commission:

1.   Annual Report on Form 10-K for the fiscal year ended August 31, 1998.
2.   Quarterly Report on Form 10-Q for quarter ending February 28, 1999.
3.   Current Report on Form 8-K as filed with the Commission on January 28,
     1999.
4.   Current Report on Form 8-K as filed with the Commission on June 24, 1999.
5. The section entitled "Description of Securities" in the Company's registration statement on Form S-1 (Registration No. 33-23910) declared effective on October 31, 1988.

                  We also incorporate by reference in this prospectus additional documents that we may file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements.

                  You may obtain the documents incorporated by reference as described above. You may also request a copy of these filings, at no cost, from us by writing or telephoning us:

                     Xceed Inc.
                     Attn: Alex Alaminos, Investor Relations
                     243 Veterans Boulevard
                     Carlstadt, NJ 07072
                     (201) 507-8300

                           FORWARD-LOOKING STATEMENTS

                  All statements other than statements of historical fact included in this prospectus regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When we use words in this prospectus, such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, these constitute forward-looking statements. Such forward-looking statements are based on management's beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors," including but not limited to, competitive factors and pricing pressures, loss of major customers, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf are expressly qualified in their entirety by this paragraph.

                               PROSPECTUS SUMMARY

                  We set forth below certain summary information which does not purport to be complete and is qualified in its entirety by reference to other more detailed information and financial statements appearing elsewhere in this prospectus or in documents incorporated by reference. We urge you to read this prospectus in its entirety.

                                   THE COMPANY

                  We were originally incorporated under the name Trilling Resources, Ltd. and changed our name to Trilling Medical Technologies, Inc. in September 1987 and subsequently to Water-Jel Technologies, Inc. in July 1991. On February 20, 1998, shareholders approved a name change to Xceed Inc. and also approved a change in the Company's state of incorporation from New York to Delaware. The Company's executive offices are located at 488 Madison Avenue, New York, NY 10022 and its telephone number is (212) 753-5511.

                  Since our inception and until 1996, we were primarily engaged in the development, manufacture and marketing of emergency first aid products for industry and on a limited basis for the consumer marketplace.

                  In July 1996, we acquired all of the outstanding stock of Journeycraft, Inc., a company engaged through its Xceed Performance Group division ("The Performance Group") in providing services to corporations in the field of performance improvement services, Internet-based performance improvement programs as well as corporate communications. The Journeycraft Travel Management division of the Performance Group provides travel management to corporate clients. We also acquired all of the outstanding stock of TheraCom Integrated Medical Communications, Inc. ("TheraCom"), which is engaged in training and communications in the health care industry and provides patient education in the area of women's health care and various aspects of prescription drugs.

                  During our fiscal year ending August 31, 1998 ("fiscal 1998"), our management decided on strategic acquisitions designed to let us evolve as a fully integrated marketing and communications company with Internet and interactive services at its core. The acquired companies were selected to be compatible with and complementary to our primary existing operations, specifically The Performance Group and TheraCom, as well as with each other, thus affording us the opportunity to participate in the rapidly expanding Internet and interactive business sector.

                  The first of these acquisitions occurred just prior to the end of fiscal 1998, when we acquired Reset, Inc. ("Reset"). On September 9, 1998, we acquired Mercury Seven, Inc. ("Mercury Seven"), and subsequently on September 14, 1998, we acquired Zabit & Associates, Inc. ("Zabit & Associates"). All of these acquisitions were by way of a merger. Zabit & Associates was merged into the Company, and Reset and Mercury Seven were merged into newly created subsidiaries.

                  As we are presently constituted, we have four main divisions, Zabit & Associates, Reset, Mercury Seven and Water-Jel, and two subsidiaries, Journeycraft (consisting of The Performance Group and Journeycorp divisions) and, TheraCom. We are setting forth below a description of each of the subsidiaries and divisions.

Journeycraft Subsidiary - The Performance Group Division

                  The Performance Group offers a full-service approach to its corporate clients for the establishment of specially designed performance improvement programs such as sales and quality assurance programs. This full-service approach consists of identifying the client's business objectives and budget parameters, as well as analyzing the demographics of the program's participants to arrive at the optimal type of awards program and the mix of awards offered in connection with the program. As part of its services, The Performance Group offers a specially designed Internet technology, "Maestro," to communicate the business objectives and contest rules of the program to participants as well as to maintain the excitement and enthusiasm for the program's objectives throughout the life of a program, which can range from three months to one year. Ongoing communication to the program participants of their ranking in the program and feed-back from the participants to management are the key factors by which a program sponsor achieves possible results and, ultimately, a measurable return on an investment in a performance improvement program.

                  We believe that Maestro has the potential to significantly increase the Company's market share of performance improvement services; however, there can be no assurance that Maestro will serve to attract additional clients. In addition, competitors may adopt similar type programs. See "Risk Factors."

                  The Performance Group derives its revenues from service fees received from clients for designing, executing and monitoring performance improvement programs and fees from Maestro, as well as from mark-ups on the merchandise and/or services provided as awards.

                  The Performance Group markets its services through direct contacts by its sales representatives with corporate sales, marketing and human resource executives. For the fiscal year ended August 31, 1998 ("fiscal 1998") the division had revenues of approximately $35,206,000, accounting for approximately 60% of the Company's total revenues.

                  Two clients of The Performance Group accounted for approximately 60% of the division's total revenues: Pfizer Pharmaceutical accounted for 45%, and MCI accounted for 15%. A loss of any one of these customers or a reduction in fees paid by any one of these customers could have a material effect on The Performance Group's revenues in the future. See "Risk Factors." The Performance Group is concentrating on building a wider client base, but there can be no assurance that these efforts will be successful. See "Risk Factors." We believe that the recently acquired companies may be able to introduce The Performance Group services to their respective corporate clients, which could result in a possible expansion of the client base as well as additional revenues.

TheraCom Subsidiary

                  The TheraCom subsidiary is a medical communications agency. It offers continuing educational and training programs to doctors, pharmacists, nurses and other health care professionals. TheraCom's major clients are pharmaceutical companies, hospitals and managed care organizations which sponsor such programs. TheraCom provides all of the necessary services to organize such medical seminars including agenda preparation, procurement of faculty to lecture, publicity and travel and meeting place arrangements.

                  TheraCom has also expanded into providing health care education beyond the traditional channels. TheraCom has prepared, in conjunction with medical professionals, programs for patients in such areas as menopause, compliance with drug regimens, and psycho-social aspects of medicine.

                   TheraCom's current clients include Pfizer, Inc., Merck and Co., SmithKline Beecham, Schering-Plough Corp. and Novartis Pharmaceutical Corp. For fiscal 1998,

TheraCom had revenues of $7,063,000. Pfizer, Inc. accounted for more than 85% of those revenues. A loss of Pfizer, Inc. could have a material effect on TheraCom's future revenues. See "Risk Factors."

Journeycraft Subsidiary - Journeycorp Division

                  The Journeycorp division provides comprehensive travel services primarily for business travel by corporate clients. Travel services include trip planning, reservations, ticketing, and other incidental services. In addition, the division acts as a consultant regarding corporate travel policy and travel budgeting. For these purposes, the division has created a management system which analyzes a corporation's historical travel expenses data in order to develop a definitive corporate travel policy and to enable the client to budget on an ongoing basis. The system also captures travel expense data and provides the client with a program to plan, account for and control travel and entertainment expenses. Like The Performance Group division, Journeycorp uses Internet technology and software to facilitate direct booking through the Internet, to access current data via e-mail and to quickly create travel expense reports and analyses.

                  Journeycorp derives its revenues primarily from commissions from suppliers and fees from customers generated by travel bookings. In addition, a portion of its revenues are derived from management or consulting fees charged to certain selected accounts. At the present time, the airlines are shifting away from paying travel agents' fees or are reducing travel agents' fees, and as a result, this division is reorienting its customer relationships towards fee-based travel management. However, there can be no assurance that this reorientation will be successful. See "Risk Factors."

                  Journeycorp markets its services through direct contacts by its sales representative with clients, targeted direct mailings, and participation in trade shows. In fiscal 1998, Journeycorp had revenues of $10,988,000, accounting for approximately 18.6% of the Company's total revenues.

Water-Jel Division

                  The Water-Jel First Aid division manufactures and markets a proprietary line of first aid products for burns and a line of generic creams and ointments. The proprietary line of first aid products for burns consists of fire blankets, burn dressings and topical creams which are marketed to the industrial as well as, on a limited basis, the consumer marketplaces. The division's generic creams and ointment product line consists of hydrocortisone cream, triple antibiotic ointment, first aid cream, antiseptic gel and a hand and body lotion which are marketed under the WJ brand. The division also provides private label packing of its creams and ointment products to some of its customers. For the fiscal year ended August 31, 1998, the Water-Jel division's revenues accounted for approximately 10% of the Company's total revenues.

Reset Division

                  On August 29, 1998, we acquired Reset, Inc. ("Reset"), a privately held company, by way of a merger. The consideration for the transaction was the issuance of restricted common stock having a market value of $6,250,000 in exchange for all of the issued and outstanding stock of Reset owned by its three principals. Reset currently operates as a division.

                  Reset was established in 1996 and is engaged in creating Internet-based business solutions for corporate clients through Internet consulting, interactive marketing strategies and e-commerce development. At the present time, Reset derives 70% of its revenues by providing these services to the entertainment industry. Reset's current clients include, among others, Home Box Office, MCA, Inc., New Line Cinema, Warner Bros. Online, Consolidated Edison, Inc., and The Wall Street Journal. One client, Home Box Office, currently accounts for approximately 17% of its gross revenues.

Mercury Seven Division

                  On September 9, 1998 we completed the acquisition of Mercury Seven, Inc. ("Mercury Seven"), a privately held company, by way of merger. The Company paid a total consideration consisting of 1,073,333 shares of restricted common stock having a market value of $8,050,000 and cash of $1,500,000.

                  Mercury Seven was established in late 1996. It is engaged in creating Internet-based business solutions for corporate clients through Internet consulting, interactive marketing strategies and e-commerce development. Mercury Seven's current clients include, among others, Spree.com, WorldNow/Gannaway, AnotherUniverse.com, Ericsson, Men's Health, the New York Rangers, and Madison Square Garden. Spree.com and Men's Health each account for approximately 10% of Mercury Seven's total revenues.

                  Mercury Seven is also the publisher and creator of ChannelSeven.com, an online network for Internet professionals worldwide. The network incorporates cross-marketing navigational techniques and centralized rich media advertising management to connect Internet professionals with valuable resources and services. In addition to the online network, ChannelSeven provides its core audience with printed publications, special industry events, a speaker's bureau and a subscription-based e-mail newsletter. ChannelSeven derives its revenues from advertising and sponsorships. The present advertisers and sponsors include, among others, Intel, Microsoft, DoubleClick, Ericsson and Cyberlabs, Inc.

Zabit & Associates Division

                  On September 14, 1998 we completed a Plan of Merger with Zabit & Associates, Inc. ("Zabit & Associates"), a privately held company, by which Zabit & Associates was merged into the Company. We paid a total consideration which consisted of the issuance of 2,258,724 shares of restricted common stock and the issuance of four notes totaling 6,670,208. Two of the notes aggregating $4.8 million were paid on March 15, 1999, and the other two notes aggregating

$1,930,208 are due on or before September 14, 2002. All of the notes bear interest. In separate transactions, the Company purchased all of the issued and outstanding stock of Water Street Design, Inc., a company engaged in design and production and owned by the principals of Zabit, for $2 million and the trade name and trademark of Zabit for $3.2 million in cash.

                  Zabit & Associates was established in 1993. Since its formation, it has been engaged in advising organizations, primarily publicly held companies, in developing strategic communication solutions in connection with the dissemination of information to their employees, shareholders, customers and the general public. At the current time approximately sixty (60%) percent of the division's revenues are derived from work performed in connection with the dissemination of information to employees regarding human resource programs, including compensation plans, 401(k) programs, health programs, stock option plans and other employee-related programs. The remaining forty (40%) percent of the division's revenues are derived from services for general employee communication, marketing communication and public relations services.

                  Currently, the division maintains an ongoing client consulting relationship with Aetna Life Insurance, Pitney Bowes, Dell Computer, McKesson Corp., Transamerica Corp. and Fireman's Fund. Each of these clients has paid fees to Zabit & Associates in amounts exceeding $200,000 for services. In addition, Zabit & Associates has other ongoing clients such as Kaiser Permanente, Inc., Promus and Indiana Power and Light. Fireman's Fund presently accounts for more than fifteen (15%) percent of Zabit & Associates' total revenues. To date, Zabit & Associates has also generated fees of less than $200,000 from clients who include Applied Materials, United Airlines, Sears, Bechtel and Shell/Texaco.

                  Additionally, and as part of the Zabit transaction, we entered into an employment agreement with William Zabit, the principal owner of Zabit, making him President of Xceed. His employment agreement is for a period of four years and provides for an annual salary of $400,000, with the potential for bonuses based upon performance and profitability of the Company.

                  The mergers of Reset, Mercury Seven and Zabit & Associates have been accounted for by the purchase method of accounting. As a result of these transactions, Xceed's future financial statements will reflect good will and other intangibles of approximately $41 million.

                            OTHER RECENT DEVELOPMENTS

                  As part of our new objectives to operate as an integrated marketing and communications company, we also entered into an employment agreement on July 17, 1998 with Scott Mednick, who has assumed the position of Chairman of the Board of Directors along with Werner Haase as Co-Chairman. Mr. Mednick has also assumed the responsibilities of Chief Strategic Officer of the Company.

                   Mr. Mednick was the founder and past chairman and chief executive officer of THINK New Ideas, Inc. ("THINK"). Under Mr. Mednick's direction, THINK was named as one of the top interactive agencies of the year
(1995) by both Adweek and the Advertising Club of New York. Mr. Mednick enjoys a reputation as a highly respected marketing strategist and graphic designer.

                  Mr. Mednick's employment agreement is for a period of four years at an annual salary of $350,000 per year, together with bonuses based on the Company's performance and profitability. In addition, Mr. Mednick received a signing bonus of $960,000 payable in twelve monthly installments and options to purchase 1,000,000 shares of the Company's common stock at an exercise price of $6.00 per share. However, of the 1,000,000 shares, 500,000 may only be sold in increments of 100,000 shares when the market price of the common stock attains certain price levels, ranging from $12.00 a share to $24.00 a share. The foregoing restrictions are for a period of four years from the date of the employment agreement.

                   On November 19, 1998, Mr. Wolf Boehme joined the Company as its Chief Operations Officer. Prior to joining the Company since 1986, Mr. Boehme served as operations controller for Bloomberg Financial Markets.

                  On June 11, 1999, we completed a private sale of 976,562 shares of our common stock to 12 accredited investors and recovered gross proceeds of $10 million. Pursuant to the terms of the securities purchase agreements, the purchasers were granted limited "piggy-back" rights as well as demand registration rights. The proceeds of this offering are intended for strategic acquisitions and general working capital purposes.

                                  THE OFFERING

Common Stock -                      136,122 shares of common stock
                                    consisting of stock owned by three Selling
                                    Shareholders.

                                    All expenses relating to the registration of these securities, estimated at $17,000, will be borne by the Company.

Use of Proceeds -                   The Company will not receive
                                    any proceeds from the sale of the
                                    securities. All proceeds will go to the
                                    Selling Shareholders.

                                  RISK FACTORS

                  In evaluating our business, prospective investors should carefully consider the following risks in addition to the other information contained in the prospectus. Any of the following risks could materially impact our business, operating results and financial condition and result in a substantial, if not total, loss of your investment.

Our Subsidiaries and Divisions Face Intense Competition

                  The Mercury Seven and Reset divisions. Our Internet and interactive divisions, Mercury Seven and Reset, provide services in a highly competitive market. These two divisions compete with local, national and global web consultancy, web development and interactive companies as well as national and global advertising and communications companies which have begun to develop or acquire these capabilities. Some of Mercury Seven's and Reset's competitors have longer operating histories, longer client relationships and greater financial and technological resources. There can be no assurance that existing or future competitors will not develop superior Internet technologies, develop greater expertise in interactive marketing strategies or take smarter e-commerce solutions to market, including pricing advantages, all of which could have a material adverse effect on the financial condition and operating results of the Company.

                  The Performance Group division. This division offers performance improvement and communications services to corporate clients in a highly competitive marketplace. Well-established companies such as Maritz, Inc., Carlson Marketing Group, Inc. and B.I. Performance Group, Inc. have greater name recognition and a much broader customer base and generate revenues far in excess of The Performance Group. In addition, The Performance Group competes with numerous smaller incentive marketing companies and consultants, and, at times, has to compete with a corporations' own in-house staff which designs and executes performance improvement and communications programs. Only recently, The Performance Group introduced "Maestro," a proprietary Inter- and intranet software product applying net-based technology to the performance improvement sector. While The Performance Group believes that this technology is unique, competitors may develop their own software and compete against The Performance Group in the market.

                  The Zabit & Associates division. This division competes with several companies, including Andersen Consulting, Towers and Perrin, William M. Mercer & Company and Watson Wyatt Worldwide. Zabit & Associates' competitors for the most part have longer operating histories, longer client relationships, greater financial resources and greater technological resources than Zabit & Associates. While Zabit & Associates believes it can effectively compete and has within the last five years developed a significant client base, there can be no assurances that Zabit & Associates will be able to keep the present client base or continue to attract new clients. In the event Zabit & Associates cannot compete effectively , this could have a material effect on the financial condition and operating results of the Company.

                  The TheraCom subsidiary. This subsidiary provides integrated training, communications and data to the health care industry. It competes with many consultants who provide similar services to the health care industry. Many of these consultants have greater name recognition and greater financial resources. TheraCom competes on the basis of price and quality of its services. To date, TheraCom has only one significant customer, Pfizer, Inc. TheraCom is attempting to broaden its client base, and no assurances can be made that it will be able to effectively compete. Moreover, if TheraCom lost Pfizer as a customer or if Pfizer reduced its requirements for services, the Company's revenues and earnings would be affected.

                  The Journeycorp division. This division provides comprehensive travel services for business travel and faces intense competition. There are more than 30,000 travel agents in the United States which are capable of providing business travel services. In addition, the ongoing consolidation in the travel industry has created mega-agencies, national and global in scope, which have resulted in an escalation of competition in this industry.

                  The Water-Jel division. This division manufactures and markets a line of first aid products for burns and a line of generic creams and ointments. There are other companies, such as Spenco Medical Corporation, C.R. Bard, Inc. and Johnson & Johnson, which manufacture similar first aid products for burns. These companies have been established for a longer period of time, are better established and have financial resources and facilities which are greater than the division's. While some segments of the burn first aid market are dominated by large manufacturers, other segments of the market are characterized by intense competition among smaller manufacturers such as Water-Jel.

Market and Technological Changes Affect Journeycorp and The Performance Group

                  Several of the markets in which our products and services are offered are undergoing technological advances and other changes. In particular, and with respect to Journeycorp, the airlines have lowered the commissions they are willing to pay travel agents. As a result, the corporate travel business is changing from commissions paid by suppliers to fee-based services in which corporate travel service providers such as Journeycorp are paid fixed fees by their clients based upon the volume of travel services purchased in lieu of commissions. These developments have tended to reduce the revenues available to travel service providers such as Journeycorp. Also, the corporate travel business is experiencing technological changes such as "ticketless" air travel and Internet-based reservation systems which tends to reduce the need for outside travel agents. These changes are further accelerating the trend for travel service businesses to act as consultants working for fixed fees rather than commission-based booking agencies.

                  With respect to The Performance Group, a significant amount of its business is based upon the development of innovative technologies for delivering incentive programs using the Internet. The Internet is characterized by rapid technological advances which may render The Performance Group's technologies, specifically Maestro, out-of-date or obsolete. There is no assurance that The Performance Group will be in a position to adapt to such technological advances and market changes.

We Are Confronted with the Risks of Integration

                  In light of our recent acquisitions of Reset, Mercury Seven and Zabit & Associates, our success will depend in part on our ability to manage the combined operations of those companies and to integrate the operations of these companies along with our other subsidiaries and divisions into a single organizational structure. There can be no assurance that we will be able to effectively integrate the operations of our subsidiaries and divisions into a single organizational structure. Integration of these operations could also place additional pressures on management as well as on our key technical resources. The failure to successfully manage this integration could have an adverse material effect on our future revenues and income. Finally, while we believe that the newly acquired entities can market these services to our existing clients as well as market our established services to the existing clients of the newly acquired companies, there can be no assurance that the cross-marketing will be achieved or sustained.

We May Need to Raise Additional Capital

                  The acquisitions of Mercury Seven and Zabit & Associates required us at closing to pay cash as part of the consideration: $1.5 million in the case of Mercury Seven and $5.2 million in the case of Zabit & Associates, which includes Water Street Design, Inc. The Zabit & Associates transaction also required us to pay an additional $4.8 million in March 1999, and an additional $1.9 million is due on or before September 14, 2002, together with interest. While we believe that our present cash position and cash flow from operations will be sufficient to fund our operations and provide for further expansion, we may require additional financing to sustain further growth and expand our business. There can be no assurances that we will be able to successfully negotiate or obtain additional financing or that such financing will be on terms favorable or acceptable to us. The failure to secure necessary financing could have a material adverse impact on our future viability.

We Depend on the Internet's Developing Market

                  Our ability, primarily through our Reset and Mercury Seven divisions, to derive revenues by providing marketing solutions through the use of the Internet will depend in part upon a robust industry and the infrastructure for providing Internet access and the management of Internet traffic. While the Internet has made significant improvements in both accessing and managing traffic, there can be no assurance that as more demand is made upon the Internet technological improvements will keep pace. Additionally, critical issues concerning the use of the Internet, including federal regulation, security, reliability, cost, ease of use and access and quality of service still remain to be resolved, and as such the Internet may prove not to be a commercially viable marketplace. This could result in impacting our future operating results.

We May Not Be Able to Respond to Rapid Technological Changes

                  The market for such interactive marketing services such as we provide through our Reset and Mercury Seven divisions is characterized by rapid changes in technology. As such we will be required to maintain our technical competence to effectively compete with other integrated marketing service providers as well as traditional advertising agencies. There can be no assurance that we will be successful in providing competitive solutions for our clients. Failure to do so could result in the loss of existing customers or the inability to attract and retain new customers, and as a result, this could have a material adverse effect on our business, financial condition and operating results.

We Face Project Profit Exposures; We Need to Develop Recurring Revenue

                  Zabit & Associates, Mercury Seven and Reset normally generate a substantial majority of their revenue through project fees on fixed fee-for-service basis. Zabit & Associates, Mercury Seven and Reset assume greater financial risk on fixed-price type contracts than on either time- and material- or cost-reimbursable contracts. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce Zabit & Associates, Mercury Seven and Reset's profit or possibly result in a loss. Although the majority of Zabit & Associates, Mercury Seven and Reset's projects typically last six to twelve weeks and therefore each individual short-term project creates less exposure than a long-term fixed-price contract, in the event Zabit & Associates, Mercury Seven and Reset do not accurately anticipate the progress of a number of significant revenue-generating projects, this could have a material adverse effect on Zabit & Associates, Mercury Seven and Reset's operating results which would impact our revenues and profits. Zabit & Associates, Mercury Seven and Reset's future success will depend in part on their ability to convert their project-by-project relationships to continuing relationships characterized by recurring revenues. There can be no assurance that Zabit & Associates', Mercury Seven's and Reset's efforts will be successful.

We Are Dependent on a Few Customers

                  At the present time, approximately 85% of TheraCom's services are supplied to one customer, Pfizer, Inc. ("Pfizer"). Of the revenues from The Performance Group's business, for the fiscal year ended August 31, 1998, 60% was derived from two clients, Pfizer and MCI Communications, Inc., which represent 45% of revenues and 15% of The Performance Group's revenues, respectively. The loss of either of these clients or a reduction in the amount of business generated from these clients could materially adversely affect the Company's future business and prospects. While both TheraCom and The Performance Group are attempting to increase their client bases, there can be no assurance that such efforts will be successful.

We Generally Have No Contracts with Customers

                  With certain exceptions, we generally do not have written agreements with our customers or clients, or such agreements are terminable at will upon relatively short notice. Unexpected or other termination of relations with significant customers could adversely affect our business and future prospects. See "Competition" and "Dependence on Few Customers."

We Need Market Acceptance for Our Products and Services

                  We believe that our ability to market our products and services requires educating potential users as to their benefits and applications. This is particularly true for the Internet technologies developed by The Performance Group and the first aid product line for burns manufactured by the Water-Jel division. No assurance can be given that the Company will be able to successfully market our products and services.

We Have Limited Patent Protection

The Performance Group Division

                  The Performance Group division has developed a proprietary software, "Maestro," which is designed to enable clients to communicate business objectives, track and report sales and deliver awards over the Internet. The clients who elect to utilize Maestro do not receive the software, but rather are only granted a license to utilize the software, which is at all times maintained at our offices. The clients feed information to the Maestro program over the Internet by using a sign-on identification and password. The clients can thereafter gain access with the proper password to Maestro to enable them to evaluate the progress of their awards program. We do not presently hold a copyright to the Maestro software but intends to apply with the US Patent and Trademark Office for protection as well as a trademark for the name "Maestro." The actual software is retained under stringent controls at our offices and only a small number of people who are within the Company and who are under confidentiality agreements with us have access to the software and code. Should our Maestro software and other proprietary technology be disclosed publicly, the business and prospects of The Performance Group could be adversely affected. Likewise, and if there was public disclosure of the software and codes, we at the present time may have no or very limited legal recourse, unless we can demonstrate that the codes and software were illegally converted or taken or that a specific client violated it's licence agreements with us.

The Water-Jel Division

                  The design of Water-Jel's Fire Blanket products was protected by United States and foreign patents which were assigned to Water-Jel in 1979 and 1985. The United States patent which protected a substantial portion of Water-Jel's technology expired in 1992. New competitors are free to enter Water-Jel's markets. Water-Jel may be materially and adversely affected if Water-Jel fails to establish a secure market base before the entrance of any new significant competitors now that the original United States patent has expired. See "Competition." Further, in January 1995, Water-Jel was granted a patent for a synthetic fabric containing a therapeutic, non-toxic, water-soluble and bio-degradable gel used in Water-Jel's Burn Dressing product line. This patent expires in April 2014. However, no assurance can be given that this patent will prove enforceable or prevent others from marketing products similar to, or which perform comparable functions as Water-Jel's products at the current time. The Water-Jel burn dressing products covered by this patent account for approximately thirty percent (30%) of Water-Jel's revenues.

Our Water-Jel Division Is Regulated by the Food and Drug Administration

                  Water-Jel's emergency first aid products and manufacturing practices are subject to regulation by the Food and Drug Administration ("FDA") as well as by similar foreign authorities. The Water-Jel Fire Blanket and Burn Dressing are medical devices subject to regulation by the FDA. Water-Jel's generic creams and ointment, Burn Jel and UnBurn line are classified as over-the-counter drugs. FDA requirements include adherence to good manufacturing practices, proper labeling, and either premarket notification under section 510(k) of the Medical Device Amendments to the Federal Food, Drug and Cosmetics Act or premarket approval (depending on the category of product) prior to commercial marketing in the United States. Water-Jel is also subject to periodic inspections by the FDA relating to good manufacturing practices. The FDA has the authority to require a suspension of manufacturing operations if it finds serious deficiencies. Additional regulation may, in the future, be imposed by Federal, state or local authorities, particularly the FDA. Any new products will also be subject to review of various regulatory authorities in virtually every foreign country in which such products are offered for sale. To the extent that any new products which Water-Jel may develop are deemed to be new pharmaceutical or new medical devices, such products will require FDA and other regulatory clearance and/or approvals prior to marketing. Such governmental regulation may prevent or substantially delay the marketing of any products developed by Water-Jel, cause Water-Jel to undertake costly procedures, and furnish a competitive advantage to the more substantially capitalized companies which compete with Water-Jel. There can be no assurance that Water-Jel will have the requisite financial resources to complete the regulatory approval process with respect to any new products which may be developed.

We Face Potential Product Liability

                  To date, there have been no material claims on threatened claims against us by users of its products, particularly the Water-Jel products, based on a failure to perform as specified. In the event that any claims for substantial amounts were to be asserted against the Company, they could have a materially adverse effect on the Company's financial condition and its ability to distribute and sell our products. We maintain $11,000,000 of general product liability insurance. There is no assurance that this amount will be sufficient to cover potential claims.

We Are Dependent on Certain Key Executives

                   We are significantly dependent upon the continued availability of Scott Mednick, Chairman and Chief Strategic Officer, Werner Haase, our Co-Chairman and Chief Executive Officer, and William Zabit, our President. Mr. Zabit and Mr. Mednick are under employment agreements with the Company until December 2002. Mr. Haase is under an employment agreement with us until May 2001. The loss or unavailability of Mr. Mednick or Mr. Haase or Mr. Zabit to the Company for an extended period of time would have a material adverse effect on the our business operations and prospects. To the extent that Mr. Mednick's, Mr. Haase's or Mr. Zabit's services would be unavailable to the Company for any reason, we would be required to procure other personnel to manage and operate the Company. There can be no assurance that we will be able to locate or employ such qualified personnel on acceptable terms. At the present time, we do not have "key man" life insurance covering any of the principal officers of the Company.

Mr. Haase and Mr. Zabit Hold Considerable Voting Power

                  Werner Haase, Co-Chairman and CEO of the Company, and his wife Nurit Kahane, who is a Senior Vice President of the Company, own together a total of 2,319,374 shares of the Company's common stock, and Mr. Zabit owns 1,048,675 shares, which together represent approximately 27% of the total shares outstanding. Under Delaware law, a simple majority of stockholders may constitute a quorum for a meeting of stockholders and may effect any action requiring a vote of stockholders. There are no requirements for supermajority votes on any matter, nor is there any cumulative voting for directors. Therefore, Mr. Haase, his wife and Mr. Zabit, as a group, will be in a position to substantially influence the election of directors and the conduct of the Company's affairs.

Future Sales of Restricted Common Stock May Affect Our Common Stock Price

                  As of the current time, there are presently 15,866,693 shares of the common stock outstanding. Approximately 7,000,000 of the outstanding shares are deemed to be "restricted securities" ("Restricted Securities") within the meaning of Rule 144 promulgated under the Securities Act of 1933 (the "Act") by virtue of the fact that they are held by "affiliates" of the Company or were issued pursuant to an exemption under the Act. Approximately 2,500,000 shares are currently eligible for public sale in accordance with Rule 144. Sales made pursuant to Rule 144 could have an adverse effect on the price of our common stock. Additionally, the recent private offering of 976,562 shares of our common stock which the Company may be obligated to register could, if the shares were sold, have a depressant effect on the price of our common stock.

We Do Not Anticipate Paying Dividends

                  We have not paid any cash dividends on our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, we do not anticipate paying any cash dividends in the foreseeable future. It is anticipated that earnings, if any, which may be generated from operations will be used to finance our operations.

We Must Make Year 2000 Compliance

                  We have taken remedial steps to ensure that our computer systems are compliant with the Year 2000 ("Y2K"). In this regard, The Performance Group has purchased for internal operations new personal computers
(PCs) which have been tested by the National Software Testing Laboratories
(NSTL) and have been certified as Y2K compliant. With respect to client support, the division has upgraded its software at no extra cost and is compliant with Y2K. With respect to our internal software affecting accounting systems and telecommunications, these have been upgraded and our internal systems is now compliant. With respect to the Journeycorp division reservation systems, the division utilizes PC hardware provided by the Sabre Group, the American Airlines reservations system, which only recently became Y2K compliant. We believe we are now Y2K compliant in all phases of our operations.

                                 USE OF PROCEEDS

                  We will not receive any proceeds from the sale of the shares offered by the Selling Shareholders.

                              SELLING SHAREHOLDERS

                  The 136,122 shares now being offered are held by three Selling Shareholders. The Selling Shareholders listed below may choose not to sell all of their shares of common stock owned by such Selling Shareholders in this offering. The chart below sets forth the number of shares to be offered for sale by each such Selling Shareholder, which information was furnished to the Company by each such Selling Shareholder. The chart also sets forth the amount and percentage of common stock to be owned after completion of the offering, assuming the sale of all such shares owned by such Selling Shareholder. The Selling Shareholders have not entered into any arrangements regarding the sale of his shares and have informed us that any shares sold would be sold in normal brokerage transactions.


                        Securities Owned     Securities       Securities to Be
Name                     before Offering     To Be Sold     Owned after Offering

Troon Ltd. (1)                26,122           26,122               -0-

Robert Podolsky (2)           10,000           10,000               -0-
Jason H. Pollack (3)         100,000          100,000               -0-
--------------

         (1) On March 10, 1999 we entered into an Asset Purchase Agreement with Troon Ltd. ("Troon") and its sole shareholder James Yaffe. Troon was an interacting market and communications company. We purchased all inventory, proprietary products, the intellectual property, accounts receivable, contract rights and other miscellaneous assets. The purchase price paid to Troon was $30,000 in cash and shares of our common stock having an aggregate value of $240,000, which amounted to 26,122 shares priced at $9.187 a share, which was the average of closing market price of our stock for five trading days preceding the closing date of the transaction. Under the terms of the Agreement, we are required to register Troon's shares. Mr. Yaffe was also given an employment agreement for a period of three (3) years and was granted 250,000 options under our 1999 Long Term Incentive Plan. 83,333 options vested on the effective date of his employment, 83,333 options vest one year from date of grant and 83,334 options vest two years from date of grant. As of the date of this prospectus, Mr. Yaffe exercised 20,000 options and sold 20,000 shares. This leaves him with a balance of 63,333 vested options.


         (2) We issued Mr. Podolsky 10,000 shares of common stock as consideration for consulting services rendered to us during the period November 1998 through May 1999. We agreed to register Mr. Podolsky's shares.

         (3) On February 15, 1999, we entered into a twelve-month consulting agreement with Mr. Pollack. Under the terms of the agreement Mr. Pollack received 8,337 options upon signing the agreement and 8,333 options at the end of each month of consulting services during the term of the consulting agreement, for a total of 100,000 options. The options entitle Mr. Pollack to purchase our common stock at $9.00 per share. We agreed to register the underlying shares. Mr. Pollack has not exercised any of his options as yet.

                              PLAN OF DISTRIBUTION

                  The shares are being offered for the accounts of the Selling Shareholders. The Company will not receive any of the proceeds from the sale of securities.

                  The sale for the shares by the Selling Shareholders may be effected from time to time in transactions on the NASDAQ National Market, at fixed prices or negotiated prices relating to the then prevailing market price. The Selling Shareholders may effect such transaction by selling the securities to or through registered broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Shareholders and for the purchases of the securities for which such broker-dealers may act as agent or to whom they may sell as principal or both.

                  The Selling Shareholders and any broker-dealers who act in connection with the sale of the securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) or the Securities Act and any commissions received by them and any profit received by them on any sale of the securities as principal might be deemed to represent underwriting discounts or commissions under the Securities Act.

                                  LEGAL MATTERS

                  Certain legal matters in connection with this offering are being passed upon for the Company by McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York 10016.

                                     EXPERTS

                  The financial statements of Xceed Inc. for the fiscal years ended August 31, 1998, incorporated by reference from the Company's annual report on Form 10-K, have been examined by Holtz Rubenstein & Co. LLP, independent certified public accountants, as stated in their report, and are included in reliance upon the report of such firm and upon their authority as experts on accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

                   The Company's Certificate of Incorporation permits the Company to indemnify directors, officers, employees and agents to the fullest extent permissible under the Delaware General Corporation Law.

                  Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, by-law contract arrangements statute, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

------------------------------------------   -----------------------------------
No dealer,  salesman  or any other  person
has   been    authorized   to   give   any
information or to make any representations
other   than  those   contained   in  this
Prospectus   in   connection   with   this
offering  and,  if  given  or  made,  such
information or representations must not be
relied upon as having been  authorized  by
the  Company  or  the  Underwriters.  This
Prospectus does not constitute an offer to
sell, or the  solicitation  of an offer to
buy, any of the securities  offered hereby
in any  jurisdiction to any person to whom              136,122 Shares
it is  unlawful  to  make  such  offer  or              of Common Stock
solicitation in such jurisdiction. Neither             ($.01 Par Value)
the  delivery of this  Prospectus  nor any
sale  made  hereunder  shall,   under  any
circumstances, create any implication that
the   information   contained   herein  is
correct as of any time  subsequent  to the                 Xceed Inc.
date hereof or that there has been no change in the affairs of the Company since such date.

       --------------------------

          TABLE OF CONTENTS

                                     PAGE         __________________________
WHERE YOU CAN FIND MORE INFORMATION.....2
FORWARD-LOOKING STATEMENTS..............3                 PROSPECTUS
PROSPECTUS SUMMARY......................3         __________________________
THE COMPANY.............................3
OTHER RECENT DEVELOPMENTS...............8
THE OFFERING............................9
RISK FACTORS............................9
USE OF PROCEEDS........................17
SELLING SHAREHOLDERS...................17                June __, 1999
PLAN OF DISTRIBUTION...................18
LEGAL MATTERS..........................18
EXPERTS  ..............................18
DISCLOSURE OF COMMISSION POSITION
   ON  INDEMNIFICATION FOR SECURITIES
   ACT LIABILITIES.....................18

------------------------------------------   -----------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

                  The expenses in connection with the issuance and distribution of the securities being registered hereunder are estimated as follows:

                  Blue Sky qualification fees and expenses..............$  2,000
                  Legal fees and expenses..................................7,500
                  Accountant's fees and expenses...........................3,000
                  Miscellaneous............................................1,500
                  Total                                                 $ 14,000

ITEM 15.  Indemnification of Directors and Officers

                  Pursuant to Section 145 of the General Corporation Law of Delaware (the "Delaware Corporation Law"), Article 7 of the Company's Certificate of Incorporation, a copy of which is filed as Exhibit 3(c) to this registration statement, provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the Delaware Corporation Law, as amended from time to time, each person that such section grants the Corporation the power to indemnify. Section 145 of the Delaware Corporation Law permits the Company to indemnify any person in connection with the defense or settlement of any threatened, pending or completed legal proceeding (other than a legal proceeding by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner that he reasonably believes to be in or not opposed to the best interests of the Company, and, with respect to any criminal action of proceeding, if he had no reasonable cause to believe that his conduct was unlawful. It the legal proceeding, however, is by or in the right of the Company, the director or officer may be indemnified by the Company against expense (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that he may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

                  Pursuant to Section 102(b)(7) of the Delaware Corporation Law,
Article 7 of the Certificate of Incorporation of the Company, a copy of which is filed as Exhibit 3(c) to this registration statement, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (i) for breach of his duty of loyalty to the Company or its stockholders, (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The aforesaid provision also eliminates the liability of any stockholder for managerial acts or omissions, pursuant to Section 350 of the Delaware Corporation Law or any other provision of Delaware law, to the same extent that such liability is limited for a director.

                  The Company maintains directors and officers liability insurance.

ITEM 16.  Exhibits

         (5)     Opinion of McLaughlin & Stern, LLP*
         (23)(a) Consent of Holtz Rubenstein & Co., LLP dated June 24, 1999*
         (23)(b) Consent of McLaughlin & Stern, LLP (included in Exhibit 5)*
-----------------------------
         * Filed herewith

ITEM 17.  Undertakings

                  The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a) of the Act and (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represents a fundamental change in the information in the registration statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that if the information required to be included in a post-effective amendment is included in periodic reports filed or furnished to the Commission by the Company pursuant to section 13 or Section 15(d) of the Exchange Act, then the Company shall not be required to file a post-effective amendment.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) In the event acceleration is requested by the Company and insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant, Xceed Inc., has duly caused this registration statement on Form S-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 29, 1999.

                                       XCEED INC.

                                       By: /s/ Werner G. Haase
                                           Werner G. Haase
                                           Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Werner G. Haase his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                     Date

/s/ Scott Mednick        Chairman, Chief          6/29/99
Scott Mednick            Strategic Officer

/s/ Werner G. Haase      Chief Executive          6/29/99
Werner G. Haase          Officer, Co-Chairman

/s/ William Zabit        President                6/29/99
William Zabit

/s/ Norman Doctoroff     Director                 6/29/99
Norman Doctoroff

/s/ John Bermingham      Director                 6/29/99
John Bermingham

/s/ Terry Anderson       Director                 6/29/99
Terry Anderson